SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  July 28, 1997



                             SLH Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Kansas                   0-21911                   43-1764632
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     5000 W. 95th Street,   Suite 260
     P. O. Box 7568
     Shawnee Mission, KS                                      66207
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (913)  652-1000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)

  2600 Grand Blvd., Suite 500  P.O. Box 410919  Kansas City, MO  64141
------------------------------------------------------------------------
        (Registrant's former address, changed since last report)






Item 5.  Other Events

On July 28, 1997, the Registrant issued the following news release:

"SHAWNEE MISSION, KS - SLH Corporation (SLH) announced today that its Common Stock has been accepted for listing on the National Market System of
NASDAQ.   Trading is expected to commence on NASDAQ on  July 29, 1997, under the symbol  -  SLHO.


SLH is engaged in the business of managing, developing and disposing of real estate, energy businesses and miscellaneous assets. Its focus is on the development of Syntroleum Corporation, in which SLH has a one-third equity interest. Syntroleum is the developer and owner of a patented process and several related proprietary technologies for the conversion of natural gas into synthetic liquid fuels. Syntroleum has signed non-exclusive master license agreements with Texaco, Marathon, and Atlantic Richfield for the production of synfuels and is negotiating with several other major oil and gas companies for similar rights. Additionally, Syntroleum has retained the rights to build "natural gas refineries" for production of synthetic lubricants, solvents and chemical feedstocks from natural gas. Syntroleum is currently negotiating with potential industry partners to finance and participate in these "non-fuel" plants."





                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           SLH Corporation



     Date:  July 29, 1997                  By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Financial
                                               and Accounting Officer and
                                               Secretary